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                                                                   EXHIBIT 23.08

                       [LETTERHEAD OF DELOITTE & TOUCHE LLP]

April 28, 1999

Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read and agree with the comments under "Change in Accountants" included in your Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission on or about April 30, 1999.

Yours truly,

/s/ Deloitte & Touche LLP